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Exhibit 99.1

Contact:	Kenneth R. Meyers, Executive Vice President—Finance and Chief Financial Officer— U.S. Cellular (773) 399-8900 kmeyers@uscellular.com
Mark A. Steinkrauss, Vice President—Corporate Relations—Telephone and Data Systems, Inc. (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR ANNOUNCES THE SALE OF $100 MILLION NOTES
Add-on to December, 2003 Note Offering

        CHICAGO—June 22, 2004—United States Cellular Corporation [AMEX:USM] announced that it has sold $100 million of 6.7% Senior Notes due 2033, priced at a discount to yield approximately 7.2%. Closing is expected to occur on June 28, 2004.

        U.S. Cellular expects to use the proceeds, together with the proceeds from its recent offering of $330 million of 7.5% notes, for general corporate purposes to include the redemption of its 7.25% notes and its 6% Liquid Yield Option Notes.

        Credit Suisse First Boston and JPMorgan are joint book-running managers.

        Copies of the prospectus supplement and the prospectus may be obtained from the book-running managers.

        U.S. Cellular intends to file a prospectus supplement with the Securities and Exchange Commission in connection with the offering. The prospectus supplement relates to the shelf registration statement filed by U.S. Cellular on May 25, 2004, and declared effective on June 2, 2004, which registered up to $500 million in debt securities for offer and sale by U.S. Cellular from time to time, of which $70 million remains available is available for issuance.

        The offering is being made only by means of the prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

        U.S. Cellular, the nation's eighth largest wireless service carrier, provides wireless service to more than 4.5 million customers in 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

        Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of the company to start up the operations of the licensed areas involved in the AWE transaction completed in August 2003; the ability of the company to successfully manage and grow the operations of the Chicago MTA; changes in the overall economy; changes in competition in the markets in which the company operates; advances in telecommunications technology; changes brought about by the implementation of wireless local number portability; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; changes in the capital markets that could adversely impact the availability, cost and terms of financing; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, retail service revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company's markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by the Company with the Securities and Exchange Commission.

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  Exhibit 99.1
U.S. CELLULAR ANNOUNCES THE SALE OF $100 MILLION NOTES Add-on to December, 2003 Note Offering